Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291487

PROSPECTUS SUPPLEMENT

(To prospectus dated November 12, 2025)

CORE AI HOLDINGS, INC.

1,969,444 Common Shares

3,975,000 Pre-Funded Warrants to Purchase Common Shares

3,975,000 Common Shares Underlying Pre-Funded Warrants

We are offering 1,969,444 of our common shares no par value per share (the “Common Shares”), at a public offering price of $0.90 per Common Share. We are also offering to each purchaser whose purchase of Common Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding Common Shares immediately following consummation of this offering, the opportunity to purchase, if the purchaser so chooses, 3,975,000 pre-funded warrants to purchase Common Shares (the “Pre-Funded Warrants”), in lieu of Common Shares. Each Pre-Funded Warrant will be exercisable for one Common Share. The purchase price of each Pre-Funded Warrant will equal the price per Common Share being sold to the public in this offering, minus $0.00001, and the exercise price of each Pre-Funded Warrant will be $0.00001 per warrant share. The Pre-Funded Warrants will not be listed on the Nasdaq Capital Market and are not expected to trade in any market; however, we anticipate that the Common Shares to be issued upon exercise of the Pre-Funded Warrants will trade on the Nasdaq Capital Market. We are also registering the Common Shares issuable upon exercise of the Pre-Funded Warrants pursuant to this prospectus supplement.

As of June 9, 2026, the aggregate market value of our outstanding Common Shares held by non-affiliates was approximately $27,635,415.00, which was calculated based on 14,857,750 Common Shares issued and outstanding held by non-affiliates and the closing price of $1.86 as reported on the Nasdaq Capital Market on June 9, 2026 (the highest closing sale price within the sixty days prior to the date of this filing). Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our Common Shares in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this filing.

Our Common Shares are listed on the Nasdaq Capital Market under the trading symbol “CHAI.” On June 9, 2026, the closing sales price for our Common Shares was $1.86.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than one business day following the commencement of sales in this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have retained D. Boral Capital LLC, referred to herein as “D. Boral” or the “Placement Agent,” to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement, page S-2 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus before purchasing any of the securities offered by this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share	Per Pre-Funded Warrant	Total
Public offering price	$0.90	$0.89999	$5,349,959.85
Placement Agent fees(1)	$0.063	$0.0629993	$374,497.19
Proceeds to us, before expenses	$0.837	$0.8369907	$4,975,462.66

(1)	Represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering. In addition, we have agreed to reimburse certain expenses of the placement agent in connection with this offering. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for a description of the compensation to be received by the placement agent.

We expect that delivery of the shares being offered pursuant to this prospectus supplement and the accompanying base prospectus will be made on or about June 11, 2026, subject to satisfaction of customary closing conditions.

The date of this prospectus supplement is June 10, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form F-3 (File No. 333-291487) that we filed with the Securities and Exchange Commission (the “SEC”), and is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of our Common Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and D. Boral has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Shares. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We and D. Boral are offering to sell, and seeking offers to buy, our Common Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our Common Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Common Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, unless otherwise indicated, the “Registrant,” “our company,” “we,” “us” or “our” refer to Core AI Holdings, Inc., a corporation existing under the laws of the Province of British Columbia.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our businesses. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our Common Shares. Therefore, you should read the entire prospectus supplement, accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference herein and therein, before deciding to invest in our Common Shares. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-6 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus.

Overview

Core AI Holdings, Inc. (the “Company” or “Core AI”) is a global AI technology and infrastructure company. Our wholly owned subsidiary Core Gaming, Inc. (“Core Gaming”), is an AI driven mobile gaming developer and publisher. As part of our strategic plan to diversify into other areas of AI technology infrastructure, we are seeking to expand our business operations into the development of a next-generation, vertically integrated global network of high-performance computing (“HPC”) and artificial intelligence (“AI”) data centers.

In our Core Gaming business, we create entertaining games for millions of players worldwide, while empowering developers to deliver player-focused games to enthusiasts in over 140 countries. Powered by AI tools and algorithms, Core Gaming is focused on the development, distribution, and monetization of casual games, which are delivered as apps for mobile phones, and generates revenue through the display of ads in the games.

In June 2024, Core Gaming acquired its operating subsidiary, Newbyera Technology Limited, a Hong Kong limited company, through which we reach over 40 million active users worldwide every month and continue to fuel growth through creativity and innovation. Core Gaming’s apps have over 600 million downloads.

As part of Core AI’s strategic growth plan, we recently began to focus on leveraging Core Gaming’s AI expertise and AI-native infrastructure to enter the expanding market for HPC and AI data centers. We plan to enter this market primarily by entering into joint ventures and collaborations, where we will seek to combine our AI-native infrastructure and capital markets expertise with the joint venture partners experience in identifying, designing, building and operating data centers. During the first quarter of 2026, we have entered into three joint venture agreements and one memorandum of understanding for the development of HPC and AI data centers domestically and internationally. Upon completion, the data centers will either be operated by the respective joint venture or sold to a third party or third parties on a turnkey basis. As these collaborations are in their early stages, no projects have as yet been presented to the joint venture for approval, nor has any financing commitment been secured.

We also intend to diversify our business by leveraging our AI-expertise to provide additional AI-related services such as AI-powered digital marketing and AI-driven media production.

Corporate Information

The Company was organized as a corporation under the laws of British Columbia, Canada, and maintain our registered and records office at 7404 King George Blvd., Suite 200, King’s Cross, Surrey, British Columbia V3W 1N6, Canada. The principal place of business is located at 25 SE 2nd Ave, Ste 550, Miami, FL 33131. Our telephone number is (514) 500-1181 and our website is located on the internet at coregaming.co. The information contained on our website does not constitute part of this prospectus.

The Company was incorporated on October 15, 1986 as Big Rock Gold Ltd. as a corporation under the Company Act of British Columbia. On April 5, 1988, the Company changed its name to International Cruiseshipcenters Corp. On June 24, 1991, the Company changed its name to Riley Resources Ltd. Effective January 23, 1998, the Company consolidated its share capital on an eight-to-one basis and changed its name to International Riley Resources Ltd. Effective November 22, 2001, the Company consolidated its share capital on a five-to-one basis and changed its name to Wind River Resources Ltd. On January 3, 2008, the Company changed its name to Teslin River Resources Corp.

On July 24, 2015, Teslin River Resources Corp, completed a reverse acquisition by way of a three-cornered amalgamation, pursuant to which the Company acquired certain telecom operations of an Israel-based cellular technology company and changed its name to Siyata Mobile Inc.

On June 7, 2016, the Company acquired all of the issued and outstanding shares of Signifi Mobile Inc. (“Signifi”).

In March 2021, the Company acquired, through a wholly owned subsidiary formed by Signifi, all the outstanding units of Clear RF LLC (“Clear RF”).

S-2

The Company was registered with the TSXV under the symbol “SIM,” and commenced trading on OTCQX under the symbol SYATF from May 11, 2017 until September 25, 2020, at which time the Company’s Common Shares were listed only on the Nasdaq Capital Market.

On October 2, 2025, the Company filed a Certificate of Change of Name with the Province of British Columbia, Canada, changing the Company’s name from Siyata Mobile Inc. to Core AI Holdings, Inc.

On October 3, 2025 the Company closed the merger (the “Merger”) contemplated by the Amended and Restated Merger Agreement (the “A&R Merger Agreement”) by and among the Company, Core Gaming, Inc., a Delaware corporation (“Core Gaming”), and Siyata Core Acquisition U.S., Inc., a Delaware Corporation and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Core Gaming merged with and into Merger Sub, with Core Gaming continuing as the surviving entity and a wholly owned subsidiary of the Company. Pursuant to the terms of the A&R Merger Agreement, in exchange for the outstanding shares of Core Gaming’s common stock, the Company issued an aggregate of 67,302,300 of its common shares, no par value per share, to the former shareholders of Core Gaming. The Company’s Common Shares now trade on the Nasdaq Capital Market under the trading symbol “CHAI.”

Pursuant to the A&R Merger Agreement, effective as of the effective time of the Merger (the “Effective Time”) the Company’s directors and Chief Executive Officer, Marc Seelenfreund, resigned and the Company’s Board of Directors (the “Board”) appointed a new Chief Executive Officer and new Directors. Since the Effective Time, the Board has consisted of Marc Seelenfreund, Aitan Zacharin, Luisa Ingargiola, Thomas Tarala, and Mordechai Stenge, Aitan Zacharin serves as our Chief Executive Officer, and Gerald Bernstein continues to serve as our Chief Financial Officer.

In connection with the start of post-Merger trading of the Company’s common shares, on October 7, 2025, the Company effectuated a 1 for 4 share consolidation of its authorized share capital, such that every 4 common shares, no par value, in the authorized share capital of the Company be consolidated into 1 common share, no par value (the “Share Consolidation” or “Reverse Split”).

The Reverse Split was approved by the Company’s board of directors on August 22, 2025 and the common shares began trading on a Reverse Split-adjusted basis, when the market opened on October 7, 2025. The Reverse Split was intended to allow the Company to trade at above the $4 minimum price required for issuers initially listing on the Nasdaq Capital Market.

Business of the Company after the Merger

Following the Merger and through December 31, 2025, the Company pursued two distinct business (1) the historical business of the Company prior to the Merger, which was the development and sale of next-generation Push-To-Talk over Cellular handsets and accessories (the “Siyata Business”) and (2) the business of Core Gaming which was the development and distribution of mobile applications (the “Core Gaming Business”).

The Siyata Business

Prior to the Merger, the Siyata Business was the sole business line of the Company. The Company, through its subsidiaries Siyata Mobile Israel Ltd., Signifi Mobile Inc., and Siyata PTT Incorporated was a B2B global developer and vendor of next-generation Push-To-Talk over Cellular handsets and accessories. Its portfolio of PTT handsets and accessories enables first responders and enterprise workers to instantly communicate over a nationwide cellular network of choice, to increase situational awareness and save lives. Police, fire, and ambulance organizations as well as schools, utilities, security companies, hospitals, waste management companies, resorts and many other organizations use Siyata PTT handsets and accessories.

In support of the Company’s Push-to-Talk handsets and accessories, the Company also offered enterprise-grade In-Vehicle solutions and Cellular Booster systems enabling our customers to communicate effectively when they are in their vehicles, and even in areas where the cellular signal is weak.

The Company sold its products through leading U.S. cellular carriers, and through international cellular carriers and distributors in Canada, Europe, Australia and the Middle East.

S-3

The Company’s customer base included cellular network operators and their dealers, as well as commercial vehicle technology distributors for fleets of all sizes in the U.S., Canada, Europe, Australia, the Middle East and other international markets. The Company sold its products to wireless carriers and distributors who then resell the products to their customers.

The Core Gaming Business

As noted above, the Company creates entertaining games for millions of players worldwide, while empowering developers to deliver player-focused games to enthusiasts in over 140 countries. Powered by artificial intelligence (“AI”) tools and algorithms, The Company’s Core Gaming Business is focused on the development, distribution, and monetization of casual games, which are delivered as apps for mobile phones, and generate revenue through the display of ads in the games.

Recent Developments

On December 31, 2025, the Company announced that it had simultaneously signed and closed a definitive stock purchase agreement, dated December 23, 2025 (the “SPA”), between the Company, as the seller, and Marc Seelenfreund as the buyer effecting the Company’s divestment of Siyata Mobile Inc. and its subsidiaries (collectively, the “Divested Assets”). Mr. Seelenfreund was, prior to October 3, 2025, the CEO of the Company. Mr. Seelenfreund remains a member of the Board. The Board approved the Company to enter into the SPA on December 18, 2025, with the exception of Mr. Seelenfreund, who abstained from the vote. Following the Company’s divestiture of Siyata Mobile Inc.’s and its subsidiaries’ assets, Mr. Seelenfreund does not hold any employee or executive position with the Company. A copy of the SPA is attached as Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K filed with the SEC on December 31, 2025, and incorporated by reference herein.

This transaction became effective immediately and represents a completed strategic action to streamline operations and concentrate capital and resources on the Company’s core artificial intelligence initiatives related to the development, distribution, and monetization of casual games, which are delivered as apps for mobile phones, and generate revenue through the display of ads in the games.

Under the terms of the SPA, Mr. Seelenfreund paid the Company initial consideration of $100,000 in cash, and Siyata PTT Incorporated will pay earn-out consideration consisting of three separate annual earn-out payments. Each earn-out payment will equal the greater of $200,000 or 1% of gross revenue generated by Siyata PTT Incorporated during each applicable earn-out period (each calendar year of 2026, 2027, and 2028), as reported in the audited annual financial statements of Siyata PTT Incorporated prepared in accordance with IFRS.

Our corporate structure following the divestment of Siyata is as follows: Core AI Holdings, Inc., a corporation organized under the laws of British Columbia, Canada, whose Common Shares are listed on the Nasdaq Capital Market under the trading symbol “CHAI.” Core AI Holdings, Inc. wholly owns Core Gaming Inc., a corporation organized under the laws of Delaware. Core Gaming, Inc. wholly owns Newbyera Technology Limited, a company organized under the laws of Hong Kong.

S-4

THE OFFERING

Common Shares Offered by Us	1,969,444 Common Shares

Pre-Funded Warrants offered by us:	We are also offering to those purchasers, if any, whose purchase of the Common Shares in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Common Shares immediately following consummation of this offering, the opportunity to purchase, if they so choose, 3,975,000 Pre-Funded Warrants in lieu of the Common Shares that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding Common Shares. The purchase price of each Pre-Funded warrant will equal the price per Common Share being sold to the public in this offering, minus $0.00001, and the exercise price of each Pre-Funded Warrant will be $0.00001 per Common Share. Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the Pre-Funded Warrants. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus supplement.

Offering Price per Common Share	$0.90 per Common Share

Common Shares Outstanding Before This Offering	19,922,402 Common Shares

Common Shares Outstanding After This Offering	25,866,846 Common Shares (assuming exercise in full of all Pre-Funded Warrants)

Use of Proceeds	We intend to use the net proceeds from this offering for the advancement of the Company’s artificial intelligence technology and infrastructure initiatives, as well as for working capital and general corporate purposes. For more information, see “Use of Proceeds” on page S-10.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of factors to consider before deciding to purchase our Common Shares.

Symbol on Nasdaq	“CHAI”

The number of Common Shares outstanding immediately following this offering is based on 19,922,402 Common Shares outstanding as of June 10, 2026 and excludes:

●	1 Common Share issuable upon the exercise of stock options outstanding under our 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $138,600 per Common Share;

●	6 Common Shares issuable upon the exercise of restricted share units outstanding under the 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $NIL per Common Share;

●	33 Common Shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $702,565 per Common Share;

●	25 Common Shares issuable upon the exercise of outstanding investment banker’s warrants with a weighted average exercise price of $54,464 per Common Share; and

●	588,236 Common Shares issuable upon the exercise of a pre-funded common share purchase option held by Marc Seelenfreund, a member of the board of directors.

S-5

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainties. Before you make a decision to invest in our securities, you should carefully consider the risks and uncertainties described below, in the section titled “Risk Factors” in our most recent Annual Report on Form 20-F, and in other documents that we subsequently filed or will file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering:

Management will have broad discretion as to the use of the proceeds from this offering, and we may use the proceeds in ways in which you and other stockholders may disagree.

We have not designated any amount of the net proceeds from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend such net proceeds. In addition, such proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Shares to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Shares you purchase.

The price per Common Share being offered may be higher than the net tangible book value per share of our Common Shares outstanding prior to your purchase and in such case, you will suffer immediate dilution based on the difference between the price you pay per Common Share and our net tangible book value per share at the time of your purchase.

If you purchase Common Shares or Pre-Funded Warrants sold in this offering, you will experience immediate dilution as a result of this offering.

Because the price per share of our Common Shares being offered may be higher than the net tangible book value per share of our Common Shares, you will experience dilution to the extent of the difference between the offering price per Common Share you pay in this offering and the net tangible book value per Common Share immediately after this offering. Our net tangible book value as of December 31, 2025, was approximately $0.1557 per Common Share. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of Common Shares outstanding. After giving effect to the sale by us of 1,969,444 Common Shares and 3,975,000 Pre-Funded Warrants and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.5893 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering and the offering price. See the section entitled “Dilution” on page S-10 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

We may require additional funding through further issuances of our Common Shares or other securities, which may negatively affect the market price of our Common Shares.

To operate our business, we may need to raise additional capital through sales of our Common Shares, securities exercisable for or convertible into our Common Shares or debt securities pursuant to which interest and/or principal payments may be satisfied through the issuance of our Common Shares. Future sales of such securities or our Common Shares could adversely affect the prevailing market price of our Common Shares and our ability to raise capital in the future, and may cause you to incur additional dilution.

We do not intend to pay dividends on our Common Shares so any returns will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividends on our Common Shares We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Shares will appreciate in value or maintain the price at which you purchased them.

S-6

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

There is no public market for the Pre-Funded Warrants being offered by us in this offering.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of the Pre-Funded Warrants offered hereby will have no rights as holders of Common Shares with respect to the Common Shares underlying the warrants until such holders exercise their warrants and acquire our Common Shares, except as otherwise provided in the Pre-Funded Warrants.

Until holders of the Pre-Funded Warrants acquire our Common Shares upon exercise thereof, except as set forth in the Pre-Funded Warrants, such holders will have no rights with respect to the Common Shares underlying such warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of Common Shares only as to matters for which the record date occurs after the exercise date.

Sales of a significant number of our Common Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Common Shares.

Sales of a significant number of our Common Shares in the public markets, or the perception that such sales could occur could depress the market price of our Common Shares and impair our ability to raise capital through the sale of additional equity securities. Furthermore, sales of a substantial number of our Common Shares in the public market following this offering could cause the market price of our Common Shares to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Shares or other equity or equity-related securities would have on the market price of our Common Shares. We cannot predict the effect that future sales of our securities would have on the market price of our Common Shares.

We do not intend to pay dividends on our Common Shares for the foreseeable future so any returns will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividends on our Common Shares. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Shares will appreciate in value or maintain the price at which you purchased them.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, in the future we expect to offer additional of our Common Shares or other securities convertible into or exchangeable for our Common Shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Common Shares or other securities convertible into or exchangeable for our Common Shares in future transactions may be higher or lower than the price per share in this offering. To the extent that outstanding options or warrants to purchase Common Shares are exercised, investors purchasing our Common Shares in this offering may experience further dilution.

S-7

Risks Related to Hong Kong

The Chinese government, in general, could exercise significant oversight and discretion over the conduct of our business and has made statements indicating an intent to exert more oversight and control over offerings that are conducted overseas and over foreign investment in China-based issuers.

Although our subsidiary Newbyera is based in a special administrative region of the PRC, which enjoys separate governing and economic systems from that of mainland China under the principle of one country, two systems, Hong Kong is part of China and, as such, the Chinese government could intervene or influence our operations at any time, which could result in a material change in Newbyera’s operations and the value of our Common Stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas or over foreign investment in China-based issuers, in particular any effort to extend such actions directly or indirectly to Hong Kong-based companies, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We are subject to risks relating to economic, political, legal, and social conditions in Hong Kong.

Any adverse changes in the economic, political, legal, and social conditions of Hong Kong could lead to an adverse impact on the demand for Newbyera’s services and result in deteriorating financial performance of the Company.

We cannot assure you that there will not be any political movements or large-scale political unrest in Hong Kong that could adversely impact the market. If such unrest or movement persists for a substantial period of time, it may lead to disruption of the general economic, political, and social conditions in Hong Kong, and Newbyera’s overall business, results of operations, and financial condition may be adversely affected.

The Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact Newbyera’s operations in Hong Kong.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties of the government bodies responsible for safeguarding national security and specifies four categories of offences - secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security - and their corresponding penalties. On July 14, 2020, the U.S. President signed the Hong Kong Autonomy Act (the “HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including the then Hong Kong Chief Executive Carrie Lam and the current Hong Kong Chief Executive John Lee. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under the HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with a foreign person sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. The ramifications of the Hong Kong National Security Law and the HKAA are still unfolding, and it is therefore difficult to predict the full impact on Hong Kong and companies located in Hong Kong. If Newbyera is accused of violating the Hong Kong National Security Law or the HKAA by competent authorities, its business operations, financial position, and results of operations could be materially and adversely affected.

S-8

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus and the information incorporated by reference in this prospectus contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Those statements appear in this prospectus and the documents incorporated herein by reference, particularly in the sections titled “Risk Factors” and “Operating and Financial Review And Prospects” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Forward-looking statements include, but are not limited to, statements about:

●	the size and growth potential of the markets for our products, and our ability to serve those markets;

●	the rate and degree of market acceptance of our products;

●	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

●	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

●	our ability to compete effectively in a competitive industry;

●	our ability to obtain funding for our operations and effectively utilize the capital raised therefrom;

●	our ability to attract collaborators and strategic partnerships;

●	our ability to meet the continued listing requirements and standards of the Nasdaq Capital Market, or Nasdaq;

●	our ability to meet our financial operating objectives;

●	the availability of, and our ability to attract, qualified employees for our business operations;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they become due;

●	positive cash flows and financial viability of our operations and any new business opportunities;

●	our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents and intellectual property;

●	our ability to be successful in new markets; and

●	our ability to avoid infringement of intellectual property rights.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

S-9

DIVIDEND POLICY

We have not, since the date of our incorporation, declared or paid any dividends or other distributions on our Common Shares, and do not currently have a policy with respect to the payment of dividends or other distributions. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future. The declaration and payment of any dividends in the future is at the discretion of the board of directors and will depend on numerous factors, including compliance with applicable laws, financial performance, working capital requirements of the Company and its subsidiaries, as applicable and such other factors as its directors consider appropriate.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4,975,462.66 after deducting the placement agent fees and commissions and estimated offering expenses payable by us, based upon the public offering price of $0.90 per Common Share. We currently expect to use the net proceeds from this offering for the advancement of the Company’s artificial intelligence technology and infrastructure initiatives, as well as for working capital and general corporate purposes.

DILUTION

If you invest in our Common Shares, you will experience immediate dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Shares after this offering.

Our net tangible book value as of December 31, 2025 was approximately $3,101,182, or approximately $0.1557 per share. Net tangible book value is determined by subtracting our total liabilities from our total tangible assets, and net tangible book value per share is determined by dividing our net tangible book value by the number of outstanding Common Shares (this is based upon 19,922,402 shares outstanding including the shares issued to the Core Gaming shareholders at the closing of the Core Gaming acquisition, which is retroactively applied). After giving further effect to the sale and issuance of 1,969,444 Common Shares in this offering, at a public offering price of $0.90 per Common Share and 3,975,000 pre-funded warrants at a public offering price of $0.89999 per pre-funded warrant, and deducting placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2025, would have been approximately $8,036,645, or $0.3107 per share (assuming the exercise for cash of all pre-funded warrants issued in this offering). This represents an immediate increase in net tangible book value of approximately $0.1550 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.5893 per share to investors participating in this offering.

Public offering price per share of common stock	$0.90
Net tangible book value per share as of December 31, 2025	$0.1557
Increase per share attributable to investors participating in this offering	0.1550
Adjusted net tangible book value per share after giving effect to this offering	0.3107
Dilution per share to investors participating in this offering	$0.5893

The number of Common Shares to be outstanding is based on 19,922,402 Common Shares outstanding as of December 31, 2025, and excludes the following:

●	1 Common Shares issuable upon the exercise of stock options outstanding under our 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $138,600 per share;

●	6 Common Shares issuable upon the exercise of restricted share units outstanding under the 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $NIL per share;

●	33 Common Shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $702,565 per share;

●	25 Common Shares issuable upon the exercise of outstanding investment banker’s warrants with a weighted average exercise price of $54,464 per share; and

●	588,236 Common Shares issuable upon the exercise of a pre-funded common stock purchase option held by Marc Seelenfreund, a member of the board of directors with a weighted average exercise price of $0.0004 per share.

S-10

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Shares

The material terms and provisions of our Common Shares and each other class of our securities that qualifies or limits our Common Shares are described under the caption “Description of Common Shares” starting on page 9 of the accompanying prospectus.

Pre-Funded Warrants

The material terms and provisions of the Pre-Funded Warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of Pre- Funded Warrants which will be filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K to be filed by us with the SEC in connection with this offering. You should review the form of Pre-Funded Warrants for a complete description of the terms and conditions applicable to the Pre-Funded Warrants.

Term. The Pre-Funded Warrants will not expire.

Duration and exercise price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.00001. The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Shares and the exercise price.

Exercisability. The Pre-Funded Warrants will be exercisable at any time on or after the original issuance date. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding Common Shares immediately after exercise, except that upon at least sixty-one (61) days’ written prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding Common Shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional Common Shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Pre-Funded Warrants.

Transferability. Subject to compliance with any applicable securities laws, the Pre-Funded Warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders.

S-11

No Listing. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person or the acquisition of 50% or more of our outstanding Common Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of a holder’s ownership of Common Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Shares, including the right to receive dividend payments, vote or respond to tender offers, until they exercise their Pre-Funded Warrants.

PLAN OF DISTRIBUTION

D. Boral Capital LLC (the “Placement Agent”) have agreed to act as the exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement but will use their best efforts to arrange for the sale of the securities offered by this prospectus supplement.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering. The offering is expected to close on or about June 11, 2026, subject to customary closing conditions without further notice.

Fees and Expenses

The following table shows, on a per share and total basis, the offering price, placement agent fees and proceeds, before expenses to us.

	Per Common Share	Per Pre-Funded Warrant	Total
Public offering price	$0.90	$0.89999	$5,349,959.85
Placement Agent fees(1)	$0.063	$0.0629993	$374,497.19
Proceeds to us, before expenses	$0.837	$0.8369907	$4,975,462.66

(1)	We have agreed: (i) to pay a cash fee to the placement agent equal to 7.0% of the aggregate gross proceeds raised in this offering; and (ii) to reimburse certain expenses of the placement agent in connection with this offering.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the proceeds from the exercise of any of the Pre-funded Warrants.

In addition, subject to compliance with FINRA Rule 5110(f)(2)(D), we have agreed to reimburse the Placement Agent for all reasonable and documented out-of-pocket costs and expenses incident to the offering and the performance of the obligations of the Placement Agent (including, without limitation, the fees and expenses of the Placement Agent’s outside attorneys), provided that, such costs and expenses shall not exceed $40,000 without our prior written approval (such approval not to be unreasonably withheld, conditioned or delayed).

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

S-12

Indemnification

We have agreed to indemnify the Placement Agent against liabilities under the Securities Act. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act of 1934 (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent may not engage in any stabilization activity in connection with our securities; and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus supplement may be made available in electronic format on websites or through other online services maintained by the Placement Agent, or by an affiliate. Other than this prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent or by an affiliate is not part of this prospectus or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Regulation M Restrictions

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of any shares of Common Shares sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” including Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M promulgated under the Exchange Act.

These rules and regulations may limit the timing of purchases and sales of shares offered hereby by the Placement Agent acting as a principal. Under these rules and regulations, the Placement Agent:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	must not engage in any stabilization activity in connection with our securities; and

●	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the Placement Agent may engage in passive market making transactions in our Common Shares on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of shares of our Common Stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If all independent bids are lowered below the passive market maker’s bid, however, that bid must then be lowered when specified purchase limits are exceeded.

S-13

Other

From time to time, the Placement Agent and its affiliates may in the future provide various investment banking, financial advisory and other services to us and our affiliates for which services they may receive customary fees, but we have no present arrangements to do so. Subject to Regulation M and other applicable statutes and regulations, in the course of its businesses, the Placement Agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Placement Agent may at any time hold long or short positions in such securities or loans.

The foregoing includes a brief summary of certain provisions of the placement agency agreement and securities purchase agreement that we will enter into and does not purport to be a complete statement of their terms and conditions. A copy of the placement agency agreement and the form of securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-15.

Listing

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “CHAI.”

LEGAL MATTERS

Certain matters as to the law of British Columbia, Canada will be passed upon for us by CC Corporate Counsel Professional Corporation. Certain matters as to U.S. federal law will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. D. Boral is being represented in connection with this offering by Sichenzia Ross Ference Carmel, LLP, New York, New York.

S-14

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2025 and 2024 have been audited by Bush & Associates CPA LLC, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Bush & Associates CPA LLC is not currently registered with the Canadian Public Accountability Board (“CPAB”) but is currently preparing its application to the CPAB.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may access the documents that we file with the SEC at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at coregaming.co. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement on Form F-3 (File No. 333-291487) we filed with the SEC under the Securities Act, of which this prospectus supplement forms a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that are being offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in prospectus. We have not authorized anyone else to provide you with different information.

S-15

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” to the SEC that is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement or post-effective amendment:

●	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2025, filed with the SEC on May 15, 2026, as amended on May 26, 2026 (hereinafter referred to as the “Form 20-F”);

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on May 18, 2026;

●	the description of our securities registered under Section 12(b) of the Exchange Act contained in the Form 8-A, as filed with the SEC on September 24, 2020, including any amendment or report filed for the purpose of updating such description; and

●	any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

In addition, any reports on Form 6-K we submit to the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent Annual Reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC, or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Core AI Holdings, Inc., Attn: Chief Financial Officer, 25 SE 2nd Ave. Ste 550 Miami, FL 33131; telephone: 514-500-1181. You may also obtain information about us by visiting our website at coregaming.co. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

S-16

PROSPECTUS

CORE AI HOLDINGS, INC.

$250,000,000 of

Common Shares

Preferred Shares

Warrants

Rights

Purchase Contracts

Debt Securities

Units

Offered by the Company

16,825,575 Common Shares

Offered by the Selling Shareholders

We may offer and sell up to $250 million in the aggregate of the securities identified above from time to time in one or more offerings. The selling shareholders identified beginning on page 26 of this prospectus are offering on a resale basis a total of 16,825,575 of our common shares, no par value per share (the “Common Shares”). All of the Common Shares offered by this prospectus were issued to the former shareholders of Core Gaming, Inc., a Delaware corporation, in connection with the merger of Core Gaming, Inc. with and into Siyata Core Acquisition U.S., Inc., a wholly-owned subsidiary of Siyata Mobile Inc. (now Core AI Holdings, Inc.), pursuant to the Merger Agreement dated February 26, 2025, as amended and restated on August 25, 2025. Under the terms of that agreement, we issued 67,302,300 Common Shares on a pre-split basis to the former shareholders of Core Gaming, Inc., based on an exchange ratio calculated as $160,000,000 divided by the volume-weighted average closing price of our Common Shares on Nasdaq for the 10 trading days immediately preceding the effective time of the merger. On October 7, 2025, we effected a 1-for-4 reverse stock split of our Common Shares, bringing the total Common Shares issued to former shareholders of Core Gaming, Inc. from 67,302,300 to a total of 16,825,575 Common Shares.

Each time we or the selling shareholders offer(s) and sell(s) securities, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling shareholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

In addition, the Selling Shareholders may sell the common shares at market prices prevailing at the times of sale, prices related to the prevailing market prices or negotiated prices. The Selling Shareholders may offer our common shares to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, and the Selling Shareholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses they incur in sale of the securities. See “Plan of Distribution”.

We will not receive any proceeds from the sale of any securities by the Selling Shareholders. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by us or the Selling Shareholders. The timing and amount of any sale of the Selling Shareholder Shares is within the Selling Shareholders’ sole discretion, subject to certain restrictions. To the extent that such Selling Shareholders sell any securities, such holder may be required to provide you with this prospectus identifying and containing specific information about the Selling Shareholders and the terms of the securities being offered.

The Selling Shareholders and intermediaries through whom the securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

Our Common Shares are listed on the Nasdaq Capital Market under the trading symbol “CHAI.”. On November 12, 2025, the closing sales price for our common shares was $3.73 per share.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus before making a decision to purchase our securities.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and as such, may elect to comply with reduced public company reporting requirements. See “Prospectus Summary - Implications of Our Being an Emerging Growth Company” and “Prospectus Summary - Foreign Private Issuer Status”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000, and the Selling Shareholders may, from time to time, sell up to 16,825,575 shares of common shares as described in this prospectus.

We may provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus or incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus, including any documents incorporated by reference, and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any distribution of Common Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

For investors outside the United States: Unless otherwise indicated, information in this prospectus concerning economic conditions, our industries and our markets is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. This information involves a number of assumptions, estimates and limitations. The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf nor have we taken any steps to independently verify such information. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

References to “U.S. dollars” and “US$” are to currency of the United States of America, references to “CAD$” are to the currency of Canada, also known as the Canadian dollar and references to “NIS” are to the New Israeli Shekel, the currency of Israel. All financial information presented in this prospectus is in U.S. dollars unless otherwise expressly stated.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our businesses. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Those statements appear in this prospectus and the documents incorporated herein by reference, particularly in the sections titled “Risk Factors” and “Operating and Financial Review And Prospects” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Forward-looking statements include, but are not limited to, statements about:

●	the size and growth potential of the markets for our products, and our ability to serve those markets;

●	the rate and degree of market acceptance of our products;

●	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

●	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

●	our ability to compete effectively in a competitive industry;

●	our ability to obtain funding for our operations and effectively utilize the capital raised therefrom;

●	our ability to attract collaborators and strategic partnerships;

●	our ability to meet the continued listing requirements and standards of the Nasdaq Capital Market, or Nasdaq;

●	our ability to meet our financial operating objectives;

●	the availability of, and our ability to attract, qualified employees for our business operations;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they become due;

●	positive cash flows and financial viability of our operations and any new business opportunities;

●	our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents and intellectual property;

●	our ability to be successful in new markets; and

●	our ability to avoid infringement of intellectual property rights.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

iii

BUSINESS

Overview

Core Gaming, Inc. is a mobile gaming developer and publisher incorporated under the laws of the State of Delaware. Its registered and principal executive offices are located at 25 SE 2nd Avenue Ste. 550 Miami, Florida 33131. It creates entertaining games for millions of players worldwide, while empowering developers to deliver player-focused games to enthusiasts in over 140 countries. Powered by artificial intelligence (“AI”) tools and algorithms, Core Gaming is focused on the development, distribution, and monetization of casual games, which are delivered as apps for mobile phones, and generates revenue through the display of ads in the games.

Founded in 2024, Core Gaming acquired Newbyera Technology Limited, a limited company incorporated under the laws of Hong Kong (“Newbyera”), pursuant to a share exchange agreement in June 2024. Through this operating subsidiary, Core Gaming reaches over 40 million active users worldwide every month and continues to fuel its growth through creativity and innovation. Core Gaming’s apps have over 800 million downloads.

Core Gaming’s mission is to become a leading casual mobile game developer and publisher. Its software, coupled with its deep industry knowledge and expertise and its focus on efficiency, has enabled it to rapidly scale a diversified portfolio of mobile games that it has developed and co-developed. To date Core Gaming has launched more than 2,000 games into the market. It has created proprietary analytical software, in the form of our BI platform, that provides deep insight into the effectiveness of various marketing efforts for each title, enabling us to focus on those channels that are the most successful in reaching our target audience, in terms of both the distribution of games and the serving of ads. Core Gaming believes that its algorithm-driven approach affords it a competitive advantage that has helped fuel its rapid growth.

Corporate Information

Core AI Holdings, Inc. (the “Company”) was organized as a corporation under the laws of British Columbia, Canada, and maintain our registered and records office at 7404 King George Blvd., Suite 200, King’s Cross, Surrey, British Columbia V3W 1N6, Canada. The principal place of business is located at 25 SE 2nd Ave, Ste 550, Miami, FL 33131. Our telephone number is (514) 500-1181 and our website is located on the internet at. The information contained on our website does not constitute part of this prospectus.

The Company was incorporated on October 15, 1986 as Big Rock Gold Ltd. as a corporation under the Company Act of British Columbia. On April 5, 1988, the Company changed its name to International Cruiseshipcenters Corp. On June 24, 1991, the Company changed its name to Riley Resources Ltd. Effective January 23, 1998, the Company consolidated its share capital on an eight-to-one basis and changed its name to International Riley Resources Ltd. Effective November 22, 2001, the Company consolidated its share capital on a five-to-one basis and changed its name to Wind River Resources Ltd. On January 3, 2008, the Company changed its name to Teslin River Resources Corp.

On July 24, 2015, Teslin River Resources Corp, completed a reverse acquisition by way of a three-cornered amalgamation, pursuant to which the Company acquired certain telecom operations of an Israel-based cellular technology company and changed its name to Siyata Mobile Inc.

On June 7, 2016, the Company acquired all of the issued and outstanding shares of Signifi Mobile Inc. (“Signifi”).

In March 2021, the Company acquired, through a wholly owned subsidiary formed by Signifi, all the outstanding units of Clear RF LLC (“Clear RF”).

The Company was registered with the TSXV under the symbol SIM, commenced trading on OTCQX under the symbol SYATF from May 11, 2017, until September 25, 2020, at which time the Company’s Common Shares were listed only on the Nasdaq Capital Market.

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On October 2, 2025, the Company filed a Certificate of Change of Name with the Province of British Columbia, Canada, changing the Company’s name from Siyata Mobile Inc. to Core AI Holdings, Inc.

On October 3, 2025 the Company closed the merger contemplated by the Amended and Restated Merger Agreement by and among the Company, Core Gaming, Inc., a Delaware corporation (“Core”), and Siyata Core Acquisition U.S., Inc., a Delaware Corporation and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Core merged with and into Merger Sub, with Core continuing as the surviving entity and a wholly owned subsidiary of the Company. The Company’s Common Shares now trade Nasdaq Capital Market under the trading symbol “CHAI.”

Recent Developments

Amended and Restated Merger Agreement

On August 25, 2025, Siyata Mobile Inc. entered into an Amended and Restated Merger Agreement with Core Gaming, Inc., a Delaware corporation, and Siyata Core Acquisition U.S., Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). The Amended and Restated Merger Agreement expanded the scope of the original agreement by including additional subsidiaries of the Company such as Siyata PTT, Siyata Mobile Israel Ltd., and Signifi Mobile Inc. as parties to the transaction, and by adding certain consulting, option, and director agreements as exhibits. The amended agreement also updated the Company’s outstanding share count to reflect subsequent issuances since the original execution and incorporated new provisions addressing interim financings, minimum cash requirements at closing, and post-closing board composition.

Closing of Merger

On October 3, 2025 (the “Effective Date”), Core AI Holdings, Inc. (f/k/a Siyata Mobile Inc.), a corporation existing under the laws of the Province of British Columbia (the “Company”), closed the merger contemplated by the Amended and Restated Merger Agreement (the “Merger Agreement”) by and among the Company, Core Gaming, Inc., a Delaware corporation (“Core”), and Merger Sub, pursuant to which Core merged (the “Merger”) with and into Merger Sub, with Core continuing as the surviving entity and a wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, in exchange for the outstanding shares of Core’s common stock, the Company issued an aggregate of 67,302,300 (the “Shares”) of its common shares, no par value per share, to the former shareholders of Core.

The Company’s common shares began trading on the Nasdaq Capital Market, on a post-Merger basis, on October 7, 2025, under the symbol CHAI.

Name Change

On October 2, 2025, in anticipation of the closing of the Merger, the Company filed a Certificate of Change of Name with the Province of British Columbia, Canada, changing the Company’s name from Siyata Mobile Inc. to Core AI Holdings, Inc.

Share Consolidation

In connection with the start of post-Merger trading of the Company’s common shares, on October 7, 2025, the Company effectuated a 1 for 4 share consolidation of its authorized share capital, such that every 4 common shares, no par value, in the authorized share capital of the Company be consolidated into 1 common share, no par value (the “Share Consolidation” or “Reverse Split”).

The Reverse Split was approved by the Company’s board of directors on August 22, 2025 and shall be effective, and the common shares began trading on a Reverse Split-adjusted basis, when the market opened on October 7, 2025. The Reverse Split was intended to allow the Company to trade at above the $4 minimum price required for issuers initially listing on the Nasdaq Capital Market.

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Following the closing of the Merger, as of October 6, 2025, there were 79,689,523 of the Company’s common shares outstanding. Effecting the Reverse Split reduced the number of outstanding common shares to 19,922,423.

In connection with the Reverse Split, the CUSIP number for the common shares changed to 83013Q871.

Treatment of Share Options, Warrants and Restricted Shares

The number of common shares into which the Company’s outstanding options, warrants and restricted shares, as well as the options’ and warrants’ relevant exercise price per share, were proportionally adjusted to reflect the Reverse Split.

Fractional Shares

Any fractional shares that would have resulted because of the Reverse Split were rounded up to the nearest whole share.

The following diagram illustrates our corporate structure as of the date of the prospectus:

Post merger and divestment:

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The Offering

Securities being offered by the Selling Shareholders:	The 16,825,575 Common Shares that were issued to the former shareholders of Core Gaming, Inc. pursuant to the merger of Core Gaming Inc. with and into Siyata Core Acquisition U.S., Inc., a wholly owned subsidiary of Siyata Mobile Inc. (now Core AI Holdings, Inc.).

Common Shares outstanding immediately prior to and after this offering:	19,922,423 Common Shares.

Use of proceeds:	We will not receive any proceeds from any sale of the Common Shares by the Selling Shareholders. For more information on the use of proceeds, see “Use of Proceeds”.

Dividend policy:	We have never declared or paid any dividends on our Common Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain any future earnings to fund business development and growth, and we do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 5.

Plan of Distribution:	The Selling Shareholders may sell all or a portion of the Common Shares beneficially owned by them and offered hereby from time to time directly in a number of different ways. Registration of the Common Shares covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Trading market and symbol:	Our Common Shares are listed on the Nasdaq Capital Market under the symbol “CHAI”.”

Transfer agent:	The transfer agent and registrar for our Common Shares is Computershare Inc.

(1)	The number of Common Shares outstanding immediately following this offering is based on 19,922,423 Common Shares as of February 6, 2026 and excludes:

●	1 Common Shares issuable upon the exercise of stock options outstanding under our 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $138,600 per share;

●	6 Common Shares issuable upon the exercise of restricted share units outstanding under the 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $NIL per share;

●	33 Common Shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $702,565 per share;

●	25 Common Shares issuable upon the exercise of outstanding investment banker’s warrants with a weighted average exercise price of $54,464 per share; and

●	588,236 Common Shares issuable upon the exercise of a pre-funded common stock purchase option held by Marc Seelenfreund, a member of the board of directors.

4

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors presented in “Item 3. Key Information—3.D. Risk Factors” of the Form 20-F, which is incorporated herein by reference, and all of the other information included in any prospectus supplement and other documents that have been incorporated by reference in this prospectus and any prospectus supplement, as well in our other filings with the SEC. Please see the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation of Certain Documents by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

5

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sale of common shares by the Selling Shareholders. All proceeds from the sale of the Selling Shareholder Shares will be paid directly to the Selling Shareholders

6

DIVIDEND POLICY

We have not, since the date of our incorporation, declared or paid any dividends or other distributions on our Common Shares, and do not currently have a policy with respect to the payment of dividends or other distributions. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future. The declaration and payment of any dividends in the future is at the discretion of the Board and will depend on numerous factors, including compliance with applicable laws, financial performance, working capital requirements of the Company and its subsidiaries, as applicable and such other factors as its directors consider appropriate.

7

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of as of November 10, 2025 concerning the beneficial ownership of our common shares for (i) each person who is the beneficial owner of more than 5% of the issued and outstanding common shares, (ii) each of our directors and executive officers, and (iii) all executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules of the SEC and is calculated based on 19,922,423 common shares outstanding as of November 10, 2025. Common shares subject to options, warrants, or other securities convertible into or pursuant to which the holder has the right to acquire common shares that are currently exercisable or convertible, or that are exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding the option, warrant, or other such security but are not deemed outstanding for computing the percentage of any other person. Under the SEC’s rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all common shares that they beneficially own.

Name and Address of Beneficial Owner	Common Shares Owned Beneficially	Percent of Class
Five Percent or Greater Shareholders
Eniac AI Limited (1)	2,019,069	10.135
Eland Toyar Limited(2)	2,019,069	10.135
Bedford Country Limited(3)	1,682,558	8.45
Rakefet LLC(4)	1,626,478	8.16
Vilna Investments Ventures Limited(5)	1,626,461	8.16
TechTime Ventures, Ltd(6)	1,388,110	6.97
EagleThink Technology Limited(7)	1,388,110	6.97
Yukin Wu (8)	1,177,791	5.91
Directors and Officers
Aitan Zacharin, Chief Executive Officer and Director(9)	1,626,478	8.16
Gerald Bernstein, Chief Financial Officer	1	*
Marc Seelenfreund, Director(10)	588,240	2.96
Luisa Ingargiola, Director	0	—
Thomas Tarala, Director	0	—
Mordechai Stenge, Director	0	—
All directors and officers as a group (6 persons)	2,214,719	11.12

* Less than 1%.

(1)	Consists of 2,019,069 common shares owned of record directly by Eniac AI Limited which are 100% owned by Xiaoxu Yang. The address of Eniac AI Limited is Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahe, Republic of Seychelles.
(2)	Consists of 2,019,069 common shares owned of record directly by Eland Toyar Limited which are 100% owned by Xiaoxu Yang. The address of Eland Toyar Limited is 28 Traciann Dr, Hamlin, NY 14464
(3)	Bedford Country Limited is 100% owned by Xi Li. Its address is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, VG1110.
(4)	Rakefet LLC is 100% owned by Elana Zacharin, the mother of Aitan Zacharin. Its address is 2311 Falls Gable Ln. E. Baltimore, MD 21209.
(5)	Vilna Investments Ventures Limited is 100% owned by Matthew Moshal. Its address is House of Francis, Room 303, LLe Du Port, Mahe, Seychelles.
(6)	TechTime Ventures Ltd is 100% owned by Dianxiang Wu. Its address is 2/F, Palm Grove House, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110.
(7)	EagleThink Technology Limited is 100% owned by Yuxin He. Its address is Unit 8, 3/F, Qwomar Trading Complex, P.O. Box 3340, Road Town, Tortola, British Virgin Islands, VG1130.
(8)	The address for Yukun Wu is Room7 04, Block E, Xinjiekou Building, No. 22 Donbin Nanshan District, ShenZhen, China.
(9)	Consists of 1,626,483 common shares held by Sapir LLC, which is 100% owned by Mr. Zacharin. Mr. Zacharin’s address is 1 Netiv Halamed H, Kibbutz Netiv Halamed H, Israel 9985500.
(10)	Consists of four common shares owned directly and 588,236 common shares that Mr. Seelenfreund has the right to purchase pursuant to a pre-funded common stock purchase option between him and the Company.

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DESCRIPTION OF COMMON SHARES

The following description of our Common Shares and provisions of our articles are summaries and do not purport to be complete. The following summary is not complete and is qualified in its entirety by our articles and notice of articles, and the actual terms and conditions of such shares.

All of our issued and outstanding Common Shares are fully paid and non-assessable. Our Common Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Common Shares will not receive a certificate in respect of such Common Shares. Our shareholders who are non-residents of British Columbia may freely hold and vote their Common Shares.

We are authorized to issue an unlimited number of Common Shares with no par value per share. Subject to the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”) and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Common Shares. No share may be issued at a discount except in accordance with the provisions of the BCBCA. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

On September 20, 2020, the Company completed a reverse-share split of our issued and outstanding Common Shares on a 145-to-1 basis.

On August 9, 2023, the Company completed a reverse-share split of our issued and outstanding Common Shares on a 100-to-1 basis.

On December 4, 2023, the Company completed a reverse-share split of our issued and outstanding Common Shares on a 7-to-1 basis.

On August 2, 2024, the Company completed a reverse-share split of our issued and outstanding Common Shares on a 18-to-1 basis.

On December 27, 2024, the Company completed a reverse-share split of our issued and outstanding Common Shares on a 10-to-1 basis.

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On October 7, 2025, the Company completed a reverse-share split of our issued and outstanding Common Shares on a 4-to-1 basis.

Except where otherwise indicated, all share and per share data in this prospectus have been retroactively restated to reflect the Reverse Split.

Listing

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “CHAI.”“ The Common Shares offered hereby will trade on the Nasdaq Capital Market under the symbol “CHAI.”

Transfer Agent

The transfer agent for the Common Shares is Computershare Inc., 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9, Canada.

Dividends

Subject to the provisions of the BCBCA and any rights attaching to any class or classes of shares under and in accordance with the articles:

a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Common Shares. During a shareholder vote, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

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Alteration of Share Capital

Subject to the BCBCA, the Company may, by ordinary resolution:

1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

3)	or consolidate all or any of its unissued, or fully paid issued, shares;

4)	if the Company is authorized to issue shares of a class of shares with par value:

a)	decrease the par value of those shares; or

b)	if none of that class of shares are allotted or issued, increase the par value of those shares;

5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

6)	alter the identifying name of any of its shares; or

7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the BCBCA.

General Meetings

Under the BCBCA, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that much hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders much, in any unanimous resolution, select as the Company’s annual reference date, a date that would be appropriate for the holding of the applicable annual general meeting.

The directors may also, whenever they think fit, call a meeting of the shareholders.

A general meeting of the Company may be held anywhere in North America, as determined by the directors.

The Company must send notice of the date, time and location of any meeting of shareholders in the manner provided in the BCBCA to each shareholder entitled to attend the meeting and to each director of the Company if and for so long as the Company is a public company, twenty-one days, and otherwise ten days.

The directors may set a date as the record date for the purpose of determining shareholders entitled to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceeding at that meeting. Any persons entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

Accidental omission to send notice of any meeting of shareholder to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceeding at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

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If a meeting of shareholders is to consider special business, as defined in the Company’s articles, the notice of meeting must:

1)	state the general nature of the special business;

2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

a)	at the Company’s record office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

A shareholder may participate in a meeting of the shareholders in person or by telephone if all shareholders participate in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all shareholders who wish to participate in the meeting agree to such participation.

The quorum for the transaction of business at a meeting of shareholders is two persons, who are or representing by proxy, shareholders holding, in the aggregate, at least 33.33 percent of the issued shares entitled to be voted at the meeting. On a show of hands, every person present who is a shareholder or proxy holder entitled to vote on the matter has one vote.

Directors

Under the BCBCA, as a publicly traded company, the Company must have at least three directors, and as many directors as set by ordinary resolution. The shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to the number of opened vacancies. A director is entitled to remuneration for acting as directors.

At every annual general meeting, the shareholder entitled to vote must elect, or in a unanimous resolution, appoint, a board of directors consisting of the number of directors for the time being.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Each director holds office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

a)	he resigns his office by notice to us;

b)	he only held office as a director for a fixed term and such term expires;

c)	he dies; or

d)	he is removed pursuant to the articles of the Company.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members are independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules. The audit committee consists of at least three directors, all of whom are independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the BCBCA and our articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our articles of association. To the extent allowed by the BCBCA, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any person to be the attorney of the Company.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest. However, a director who holds a disclosable interest in a contract or transaction win which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolutions to approve the contract or transaction, unless the directors have disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. Such director who holds a disclosable interest that is present for a meeting of directors may be counted in the quorum at the meeting, whether or not the director votes on any or all of the resolutions considered at the meeting.

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DESCRIPTION OF PREFERRED SHARES

We may issue to our shareholders Preferred Shares. Such Preferred Shares may be convertible into Common Shares. Prior to issuing any series of Preferred Shares, we would file a Notice of Alteration with the State of British Columbia detailing the rights and restrictions of any such series with such rights and restrictions described in the prospectus supplement offering such Preferred Shares.

On August 18, 2023, the Company filed a Notice of Alteration creating the Preferred Shares. The special rights and restrictions attached to the Class A Preferred Shares and Class B Preferred Shares are the same and are described below:

●	the holders of Preferred Shares (the “Preferred Shareholders”) are entitled to vote on the basis of one vote per Preferred Share, voting together as a single class with holders of Common Shares;

●	if the Board authorizes any of the Preferred Shares to be issued as convertible, each convertible Preferred Share will be convertible into only one Common Share;

●	the Preferred Shares shall, as to the payment of dividends and return of capital in the event of liquidation, dissolution or winding up of the Company, rank in priority to the Common Shares; and

●	the Preferred Shares may be issued with certain preferences over the Common Shares with respect to dividends or the power to approve the declaration of a dividend.

As of November 10, 2025, no Class A Preferred Shares and Class B Preferred Shares have been issued.

Class C Preferred Shares

On April 9, 2024, the Company filed the Notice of Alteration with the State of British Columbia designating 1,000 shares (by amendment, now increased to 2,000 shares) out of the authorized but unissued shares of its preferred shares as Class C Preferred Shares with a stated value of $1,000 per share. The following is a summary of the principal terms of the Class C Preferred Shares as set forth in the Notice of Alteration. Capitalized terms not defined herein shall have the meaning assigned to them in the Notice of Alteration.

As of November 10, 2025, there are no Class C Preferred Shares outstanding.

Dividends. Pursuant to the Notice of Alteration, the Class C Preferred Shares shall receive cumulative dividends of 0% per annum, payable quarterly. Further, each holder of Class C Preferred Shares shall be entitled to receive, and the Company shall pay, dividends on shares of Class C Preferred Shares equal to (on an as-if-converted-to-Common-Stock basis) and in the same form as dividends actually paid on shares of the Common Share when, as and if such dividends are paid on shares of the Common Share.

So long as any Class C Preferred Shares are outstanding, neither the Company nor any of its subsidiaries may redeem, purchase or otherwise acquire directly or indirectly any common share and all other common share equivalents ( “Junior Securities”) or securities pari passu with the Class C Preferred Shares (“Pari Passu Securities”) other than any Class C Preferred Shares purchased to the terms of the Notice of Alteration. So long as any Class C Preferred Shares are outstanding, neither the Company nor any of its subsidiaries may directly or indirectly pay or declare any dividend or make any distribution upon (subject to limited exceptions exceptions), nor shall any distribution be made in respect of, any Junior Securities or Pari Passu Securities as long as any dividends due on the Class C Preferred Shares remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or Pari Passu Securities.

Voting Rights. The Class C Preferred Shares will vote together with the Common Share on an as-converted basis subject to the Beneficial Ownership Limitation (as defined below). However, as long as any shares of Class C Preferred Shares are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Class C Preferred Shares directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Class C Preferred Shares or alter or amend the Notice of Alteration, (b) authorize or create any class of stock ranking as to redemption or distribution of assets upon a Liquidation (as defined below) senior to, or otherwise pari passu with, the Class C Preferred Shares or, authorize or create any class of stock ranking as to dividends senior to, or otherwise pari passu with, the Class C Preferred Shares, or (c) enter into any agreement with respect to any of the foregoing.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Class C Preferred Shares shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Notice of Alteration, for each share of Class C Preferred Shares before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion. Each share of Class C Preferred Share shall be convertible, at any time and from time to time, at the option of the holder, into that number of shares of Common Share, subject to certain beneficial ownership limitations, determined by dividing the Stated Value of such share of Class C Preferred Share by the Conversion Price. The “Conversion Price” for the Class C Preferred Stock shall be the lower of (i) $572.40, or (ii) 85% of the lesser of (a) the average of the closing price for the Common Share during the ten (10) trading day period immediately prior to the closing of the Purchase Agreement, and (b) the average closing price for the Common Share on the ten (10) trading days immediately prior to the conversion price, subject to adjustment as provided in the Notice of Alteration.

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Following the occurrence of a Triggering Event (as defined in the Notice of Alteration), the conversion price shall be the lowest of (i) One Dollar ($1.00), (ii) the then applicable conversion price; or (iii) twenty-five percent (25%) of the lowest traded price for the Common Shares during the fifteen (15) Trading Days preceding the relevant conversion.

Beneficial Ownership Limitation. The Company shall not affect any conversion of the Class C Preferred Shares, and a holder shall not have the right to convert any portion of the Class C Preferred Shares, to the extent that, after giving effect to the conversion, such holder would beneficially own in excess of 4.99% of the number of shares of the Common Share outstanding immediately after giving effect to the issuance of shares of Common Share issuable upon conversion of Class C Preferred Shares held by the applicable holder (the “Beneficial Ownership Limitation”).

Most Favored Nation. Until the date when no shares of Class C Preferred Shares are outstanding, upon any issuance by the Company of Class C Preferred Shares for cash consideration, (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class C Preferred Shares then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. If in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable to the investors than the terms provided for under the Notice of Alteration, then the Company shall specifically notify the holder of the Class C Preferred Shares of such additional or more favorable terms and such terms, at holder’s option, shall become a part of the transaction documents with the holder.

Redemption. The Company shall have the right to redeem (a “Corporation Redemption”), all (or part) of the Class C Preferred Shares issued and outstanding at any time after the Original Issue Date, at its discretion and upon three (3) trading days written notice to the holders, redeem all the Class C Preferred Shares at the following premium: (i) within the first ninety (90) calendar days from issuance, at a price equal to 1.25, multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Notice of Alteration for all Class C Preferred Shares; and (ii) after ninety (90) calendar days but within one hundred eighty (180) calendar days from issuance, at a price equal to 1.35 multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Notice of Alteration for all Class C Preferred Shares.

Upon the occurrence of a Triggering Event and following a five (5) trading day opportunity to cure following written notice, each holder shall have the right, exercisable at the sole option of such holder, to require the Company to redeem all of the Class C Preferred Shares then held by such holder for a redemption price, in cash, equal to the Triggering Redemption Amount, and increase the dividend rate on all of the outstanding Class C Preferred Shares held by such holder to 18% per annum thereafter. The Triggering Redemption Amount, whether payable in cash or in shares, shall be due and payable or issuable, as the case may be, within five (5) trading days of the date on which the notice for the payment therefor is provided by a holder. If the Corporation fails to pay in full the Triggering Redemption Amount hereunder on the date such amount is due (whether in cash or shares of Common Share), the Company will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing and compounding daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. The Triggering Redemption Amount means for each share of Class C Preferred Shares, the sum of (x) 150% of the Stated Value, (y) all accrued but unpaid dividends thereon, and (z) all liquidated damages, Late Fees and other costs, expenses or amounts due in respect of the Class C Preferred Shares including, but not limited to legal fees and expenses of legal counsel to the holder in connection with, related to and/or arising out of a Triggering Event.

Trading Market. There is no established trading market for any of the Class C Preferred Shares, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Class C Preferred Shares on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Class C Preferred Shares will be limited.

Amendment to Class C Preferred Shares

On October 25, 2024, our Board approved amendments to the earlier filed Notice of Alteration, increasing the designated Class C Preferred Shares from 1,000 shares to 2,000 shares of Class C Preferred Shares, with a stated value of $1,000 per share. The said amendment to the Notice of Alteration was filed with the State of British Columbia on October 29, 2024.

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DESCRIPTION OF WARRANTS

We are registering Warrants to purchase Debt Securities, Common Shares, Preferred Shares, or any combination thereof. We may issue Warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities and may or may not be transferable. Each series of Warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any Warrants, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriters will agree to purchase any securities underlying such Warrants that remain unpurchased upon the expiration of such Warrants. The issuance of Warrants is subject to our articles and notice of articles, the BCBCA, and the prior approval of the board of directors and, if applicable, shareholders at a general meeting.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the Warrants offered thereby, including the following:

●	the title of the Warrants;

●	the aggregate number of the Warrants;

●	the price or prices, if any, at which the Warrants will be issued;

●	the currency or currency units in which the offering price, if any, and the exercise price, are payable;

●	the extent to which the Warrants are not transferable;

●	the designation, number or principal amount and terms of the Debt Securities and/or Common Shares and/or Preferred Shares purchasable upon exercise of the Warrants;

●	the designation and terms of the other securities, if any, with which the Warrants are issued and the number of Warrants issued with each security;

●	the date, if any, on and after which the Warrants and the related underlying securities will be separately transferable;

●	the price at which each underlying security purchasable upon exercise of the Warrants may be purchased;

●	the date on which the right to exercise the Warrants will commence and the date on which that right will expire or, if you may not continuously exercise the warrants throughout the period, the specific date or dates on which you may exercise the Warrants;

●	whether the Warrant will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a Warrant included in a Unit will correspond to the form of the unit and of any security included in that Unit;

●	the identity of the warrant agent or of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the maximum or minimum number of the Warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	in connection with Warrants denominated as Rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

●	the anti-dilution provisions of the Warrants, if any;

●	any redemption or call provisions;

●	whether the Warrants may be sold separately or with other securities as part of Units;

●	any material Canadian and United States federal income tax consequences;

●	the material terms of any standby underwriting arrangement entered into by us in connection with any Warrants; and

●	any other terms of the Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the Warrants.

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DESCRIPTION OF RIGHTS

We may issue to our shareholders Rights to purchase our Common Shares, Preferred Shares, or Debt Securities. The following description sets forth certain general terms and provisions of the Rights that we may offer pursuant to this prospectus, or any combination of those securities in the form of Units, as described in the applicable prospectus supplement. The particular terms of the Rights and the extent, if any, to which the general terms and provisions may apply to the Rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the Rights, rights agreement (if any) or Rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement (if any) and Rights certificate for additional information before you decide whether to purchase any of our Rights.

Rights may be issued independently or together with any other security offered by this prospectus, or any combination of those securities in the form of Units, as described in the applicable prospectus supplement, and may or may not be transferable by the shareholder receiving the Rights in the Rights offering. Each series of Rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The Rights agent, if any, will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Rights certificates or beneficial owners of Rights. In connection with any Rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the Rights offering, or offer these securities to other parties who are not our shareholders. A copy of the form of Rights certificate will be filed with the SEC each time we issue Rights, and you should read that document for provisions that may be important to you. The issuance of Rights is subject to our articles and notice of articles, the BCBCA, the prior approval of the board of directors and, if applicable, shareholders at a general meeting.

The applicable prospectus supplement relating to any Rights will describe the terms of the offered Rights, including, where applicable, the following:

●	the date for determining the shareholders entitled to the Rights distribution;

●	the exercise price for the Rights;

●	the number of Rights issued to each shareholder and the aggregate number of Rights issued;

●	the exercise price payable for each Common Share or Preferred Share or Debt Security upon the exercise of the Rights;

●	the number and terms of the Common Shares or Preferred Shares or Debt Securities which may be purchased per Right;

●	the extent to which the Rights are transferable and the date, if any, on and after the Rights may be separately transferred;

●	the date on which the right to exercise the Rights will commence and the date on which the right to exercise the Rights will expire;

●	the method by which holders of Rights will be entitled to exercise;

●	the conditions to the completion of the offering; if any;

●	the withdrawal, termination and cancellation rights, if any;

●	the extent to which the Rights include an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting arrangement entered into by us in connection with the Rights offering; and

●	any other terms of the Rights, including terms, procedures and limitations relating to the exchange and exercise of the Rights;

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the Rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the Common Shares or other securities, as applicable, purchasable upon exercise of the Rights. The issuance of rights agreements is subject to our articles and notice of articles, the BCBCA, and the prior approval of the board of directors and shareholders at a general meeting.

Rights Agent

The Rights agent (if any) for any Rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue Purchase Contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Common Shares, Preferred Shares, Warrants, Rights, Debt Securities, or any combination thereof, at a future date or dates. The price per security of the securities and the number of securities may be fixed at the time the Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Purchase Contracts. The Purchase Contracts also may require us to make periodic payments to the holders of the Purchase Contracts, or vice versa, and those payments may be unsecured or refunded on some basis. The Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the Purchase Contracts. The securities related to Purchase Contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of the Purchase Contracts to purchase the underlying security or property under the related Purchase Contracts. The rights of holders of Purchase Contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of Purchase Contracts will be permitted to withdraw the pledged securities related to such Purchase Contracts from the pledge arrangement.

Subject to any restrictions under to our articles, notice of articles, or the BCBCA, the Purchase Contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our Common Shares, Preferred Shares, Warrants, Rights, Debt Securities, or any combination thereof.

The prospectus supplement relating to any particular issuance of Purchase Contracts will describe the terms of the Purchase Contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Purchase Contracts, which will be filed with the SEC each time we issue purchase contracts. U.S. federal income tax considerations applicable to the Purchase Contracts will also be discussed in the prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, Debt Securities from time to time in one or more series, as set forth in the applicable prospectus supplement. We may issue senior Debt Securities or subordinated Debt Securities under separate indentures between us and an indenture trustee to be named in a prospectus supplement, which may be supplemented or amended from time to time following their execution. The senior Debt Securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. The subordinated Debt Securities will be our direct, unsecured general obligations. The subordinated Debt Securities will be subordinate and junior in right of payment to all senior indebtedness and, in certain circumstances relating to our dissolution, winding-up, liquidation, or reorganization, to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.

Senior Debt Securities would be issued under a senior indenture and subordinated Debt Securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the “indenture”, and collectively as the “indentures.” We will file the indentures as an exhibit to a Form 6-K or as an amendment to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus.

The particular terms of a series of Debt Securities will be described in a prospectus supplement relating to such series of Debt Securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of Debt Securities that we may issue, and neither the senior Debt Securities nor the subordinated Debt Securities will be secured by any of our property or assets. Thus, by owning Debt Securities, you will be one of our unsecured creditors.

The following is a description of the material features, terms and provisions of Debt Securities that we may offer. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures. The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus and their terms may vary from the description set forth herein. Because this section is a summary, it does not describe every aspect of the Debt Securities or any applicable indentures or supplemental indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of Debt Securities described in the applicable prospectus supplement or supplements. You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The Debt Securities may be denominated and payable in U.S. dollars. We may also issue Debt Securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue Debt Securities as part of any Units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the Debt Securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating interest rate.

We are not obligated to issue all Debt Securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding Debt Securities of that series, for the issuance of additional Debt Securities of that series. Additional Debt Securities of a particular series will have the same terms and conditions as outstanding Debt Securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding Debt Securities; provided, however, that if such additional Debt Securities are not fungible with the outstanding Debt Securities of such series for U.S. federal income tax purposes, the additional Debt Securities will have a separate CUSIP number.

If we denominate the purchase price of any of the Debt Securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such foreign currency or currencies in the applicable prospectus supplement.

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The prospectus supplement will set forth, among other things:

●	the title of Debt Securities;

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the Debt Securities;

●	whether the Debt Securities will be senior Debt Securities or subordinated Debt Securities, and if they are subordinated Debt Securities, the terms of the subordination;

●	any limit on the aggregate principal amount of the Debt Securities and the right, if any, to extend such date or dates;

●	the date or dates on which we will pay the principal on the Debt Securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the Debt Securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the right, if any, to extend the interest periods and the duration of that extension;

●	the place or places where principal of, and premium and interest on, the Debt Securities will be payable;

●	the terms and conditions upon which we may redeem the Debt Securities;

●	any obligation we have to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder of Debt Securities;

●	the dates on which and the price or prices at which we will repurchase Debt Securities at the option of the holders of Debt Securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the Debt Securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

●	whether the Debt Securities will be issued in the form of certificated Debt Securities or global Debt Securities;

●	the portion of principal amount of the Debt Securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the designation of the currency or currencies in which payment of principal of, and premium and interest on, the Debt Securities will be made if other than U.S. dollars;

●	any provisions relating to any security provided for the Debt Securities;

●	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the Debt Securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the Debt Securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the Debt Securities;

●	any other terms of the Debt Securities, which may modify or delete any provision of the indenture as it applies to that series;

●	if and as applicable, the terms and conditions of any right to exchange for or convert Debt Securities of the series into shares of our Common Shares or our Preferred Shares or other securities of another person; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered Debt Securities.

We may issue Debt Securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these Debt Securities in the applicable prospectus supplement. The issuance of Debt Securities is subject to our articles and notice of articles, the BCBCA, and the prior approval of the board of directors and, if applicable, shareholders at a general meeting.

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Exchange and Transfer

Debt Securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of Debt Securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any Debt Security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

●	register the transfer of or, exchange any, Debt Security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

Global Securities

The Debt Securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the depositary or its nominee; and

●	bear any required legends.

No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

●	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

●	an event of default with respect to the Debt Securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the Debt Securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the Debt Securities registered in their names;

●	will not be entitled to physical delivery of certificated Debt Securities; and

●	will not be considered to be holders of those Debt Securities under the indenture.

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Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the Debt Securities unless otherwise indicated in the prospectus supplement. Payment of interest on a Debt Security on any interest payment date will be made to the person in whose name the Debt Security is registered at the close of business on the regular record date. Payment on Debt Securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All moneys paid by us to a paying agent for payment on any Debt Security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Paying Agent

Except as otherwise set forth in the applicable prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

●	the successor assumes our obligations on the Debt Securities and under the indenture pursuant to a supplemental indenture or other agreements in form reasonably satisfactory to the trustee;

●	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

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Event of Default

Event of default means, with respect to any series of Debt Securities, any of the following:

●	default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of that default for a period of 90 days;

●	default in the payment of principal of, or premium on, any Debt Security of that series when due and payable;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of our Company; and

●	any other event of default provided with respect to Debt Securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of Debt Securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all Debt Securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Debt Securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to Debt Securities of that series, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture may provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding Debt Securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Debt Securities of that series.

No holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to Debt Securities of that series; and

●	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and offered indemnity satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that Debt Security on or after the due dates expressed in that Debt Security and to institute suit for the enforcement of such payment.

The indenture may require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture may provide that the trustee may withhold notice to the holders of Debt Securities of any series of any default or event of default (except in payment on any Debt Securities of that series) with respect to Debt Securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those Debt Securities.

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Modification and Waiver

We may amend or modify the indenture without the consent of any holder of Debt Securities of the series affected by the modifications or amendments in order to:

●	cure any ambiguity, defect or inconsistency, provided that the interests of the holders are not adversely affected;

●	conform the text of the indenture or the Debt Securities to any corresponding provision of this “Description of Debt Securities”, as evidenced by an officer’s certificate;

●	provide for the issuance of additional Debt Securities;

●	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption;

●	add covenants or make any change that would provide any additional rights or benefits to the holders of the Debt Securities;

●	add guarantees with respect to the Debt Securities;

●	provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

●	secure the Debt Securities;

●	add or appoint a successor or separate trustee;

●	make any change that does not adversely affect the interests of any holder of Debt Securities; or

●	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the Debt Securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series, and our compliance with any provision of the indenture with respect to the Debt Securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding Debt Security of the affected series:

●	reduce the principal amount, any premium or change the fixed maturity of any Debt Security or alter or waive any of the provisions with respect to the redemption or repurchase of the Debt Securities;

●	change the place of payment or currency in which principal, any premium or interest is paid;

●	impair the right to institute suit for the enforcement of any payment on the Debt Securities;

●	waive a payment default with respect to the Debt Securities;

●	reduce the interest rate or extend the time for payment of interest on the Debt Securities;

●	make any change to the amendment and modification provisions in the indenture; or

●	reduce the percentage in principal amount outstanding of Debt Securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

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Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding Debt Securities of an affected series may, on behalf of the holders of all Debt Securities of such series, waive our compliance with provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may, on behalf of the holders of all the Debt Securities of such series, waive any past default under the indenture with respect to such Debt Securities and its consequences, except a default in the payment of the principal of, or premium or any interest on, any Debt Security or in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding Debt Securities of the affected series; provided, however, that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind and annul an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture may provide that, in certain circumstances, we may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the Debt Securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture may provide that, upon compliance with certain conditions, we may omit to comply with certain covenants set forth in the indenture, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the Debt Securities of the applicable series, or covenant defeasance.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the Debt Securities of the applicable series; and

●	delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the Debt Securities of a series may be convertible into or exchangeable for Common Shares or Preferred Shares or other securities of us or another entity. We will describe in the applicable prospectus supplement, among other things, any required shareholder approvals for the conversion and issuance of shares, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of Debt Securities, and provisions affecting conversion or exchange in the event of the redemption of that series of Debt Securities.

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DESCRIPTION OF UNITS

We may issue Units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the Units that we may offer pursuant to this prospectus. The particular terms of the Units and the extent, if any, to which the general terms and provisions may apply to the Units so offered will be described in the applicable prospectus supplement. The issuance of Units is subject to our articles and notice of articles, the BCBCA, and the prior approval of the board of directors and shareholders at a general meeting.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of Units. We urge you to read the applicable prospectus supplements related to the particular series of Units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the Units.

Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the Unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of Units will be filed with the SEC each time we issue Units, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to any particular issuance of Units will describe the terms of those Units, including, to the extent applicable, the following:

●	the designation and terms of the Units and the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units;

●	any provision of the governing unit agreement that different from those described below; and

●	whether the Units will be issued in fully registered or global form.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Shares”, “Description of Preferred Shares,” “Description of Warrants”, “Description of Rights”, “Description of Purchase Contracts” and “Description of Debt Securities” will apply to each Unit, as applicable, and to any Common Share, Preferred Share, Warrant, Right, Purchase Contract or Debt Security, included in each Unit, as applicable.

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SELLING SHAREHOLDERS

This prospectus relates to the offer and sale by the selling shareholders indicated below (the “Selling Shareholders”) of 16,825,575 Common Shares .

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Common Shares by the Selling Shareholders. The second column lists the number of Common Shares beneficially owned by the Selling Shareholders, based on its ownership of the Common Shares, as of November 10, 2025, without regard to any limitations on exercises or conversion, as applicable. The third column lists the Common Shares being offered by this prospectus by the Selling Shareholder.

This prospectus generally covers the resale of the sum of the maximum number of Common Shares. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Selling Shareholder(1)	Number of Common Shares Owned Prior to Offering	Maximum Number of Common Shares to be Sold Pursuant to this Prospectus(2)		Number of Common Shares Owned After the Offering	Percentage of Common Shares Owned After the Offering
Sapir LLC(4)	1,626,478	1,626,478	(3)	0	*
Rakefet LLC(5)	1,626,478	1,626,478	(3)	0	*
Vilna Investments Ventures Limited(6)	1,626,461	1,626,461	(3)	0	*
Eniac AI Limited(7)	2,019,069	2,019,069	(3)	0	*
Eland Toyar Limited(8)	2,019,069	2,019,069	(3)	0	*
Really Bright (HK) Limited(9)	841,279	841,279	(3)	0	*
TechTime Ventres Ltd.(10)	1,388,110	1,388,110	(3)	0	*
BingBoom Labs Limited(11)	715,087	715,087	(3)	0	*
EagleThink Technology Limited(12)	1,388,110	1,388,110	(3)	0	*
Genefish Technology Limited(13)	715,087	715,087	(3)	0	*
Yukun Wu(14)	1,177,791	1,177,791	(3)	0	*
Bedford Country Limited(15)	1,682,558	1,682,558	(3)	0	*

(1) This table and the information in the notes below are based upon information supplied by the Selling Stockholders.

(2) This number assumes the sale of the maximum amount of the Selling Shareholder’s shares to be sold pursuant to this prospectus.

(3) Consists solely of already issued shares distributed in connection with the merger of Core Gaming Inc. with and into Siyata Core Acquisition U.S., Inc., a wholly owned subsidiary of Siyata Mobile Inc. (now Core AI Holdings, Inc.)

(4) Sapir LLC is 100% owned by Aitan Zacharin. The address of Sapir LLC is 25 SE 2nd Avenue, Suite 550, Miami, FL 33131.

(5) Rakefet LLC is 100% owned by Elana Zacharin, the mother of Aitan Zacharin. The address of Rakefet LLC is 4315 Falls Gable Lane, Suite E, Baltimore, Maryland 21209.

(6) Vilna Investments Ventures Limited is 100% owned by Matthew Moshal. The address of Vilna Investments Limited is House of Francis Room 303, Ile Du Port, Mahe, Seychelles.

(7) Consists of 2,019,069 common shares owned of record directly by Eniac AI which are 100% owned by Xiaoxu Yang. The address of Eniac AI Limited is Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahe, Republic of Seychelles.

(8) Consists of 2,019,069 common shares owned of record directly by Eland Toyar Limited which are 100% owned by Xiaoxu Yang. The address of Eland Toyar Limited is 28 Traciann Dr, Hamlin, NY 14464.

(9) Bright (HK) Limited is owned 100% by Yang Jiayan. The address of Really Bright (HK) Limited is Rm 1902 19/F Hing Yip Comm Ctr, 272-284 Des Voeux Road, Central Sheung Wan, Hong Kong.

(10) TechTime Ventures Ltd is owned 100% by Dianxiang Wu. The address of TechTime Ventures Ltd is 2/F, Palm Grove House, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110.

(11) BingBoom Labs Limited is owned 100% by Yaobin Liu. The address of BingBoom Labs Limited is Unit 8 3/F Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110.

(12) EagleThink Technology Limited is owned 100% by Yuxin He. The address of EagleThink Technology Limited is Unit 8, 3/F, Qwomar Trading Complex, P.O. Box 3340, Road Town, Tortola, British Virgin Islands, VG1130.

(13) Genefish Technology Limited is owned 100% by Chen Jian. The address of Genefish Technology Limited is 28 Traciann Dr, Hamlin, NY 14464.

(14) The address for Yukun Wu is D2101 Lishuidanhua Xili, Nanshan, Shenzhen, Guangdong, Shenzhen 518000, China.

(15 Bedford Country Limited is 100% owned by Xi Li. The address of Bedford Country Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, VG1110.

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PLAN OF DISTRIBUTION

We are registering the securities, and in the case of the Selling Shareholders, common shares covered by this prospectus on both our behalf and that of the Selling Shareholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such common shares will be borne by both the Company and the Selling Shareholders, respectively, according to the allocation of shares sold. We or the Selling Shareholders may offer and sell such securities and common shares from time to time in one or more transactions. As used in this prospectus, the term “Selling Shareholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire such shares of common shares through a pledge, gift, partnership distribution or other non-sale related transfer from the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include the following methods of sale:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we or the Selling Shareholders sell securities covered by this prospectus, we or the Selling Shareholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them, and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

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The Selling Shareholders may sell all or a portion of the Selling Shareholder Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents.

In connection with sales of common shares covered by this prospectus, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such common shares in the course of hedging in positions they assume. The Selling Shareholders may also sell the common shares covered by this prospectus short and the Selling Shareholders may deliver common shares to close out short positions and to return borrowed common shares in connection with such short sales. The Selling Shareholders may also loan or pledge common shares covered by this prospectus to broker-dealers that in turn may sell such common shares, to the extent permitted by applicable law. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares covered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders may also transfer and donate common shares covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A Selling Shareholder that is an entity may elect to make an in-kind distribution of common shares covered by this prospectus to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable common shares pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in any such distribution, such affiliates will also be Selling Shareholders and will be entitled to sell such shares pursuant to this prospectus.

Agents who may become involved in the sale of securities covered by this prospectus may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.

In effecting sales, the Selling Shareholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders and/or from the purchasers of common shares covered by this prospectus for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any Selling Shareholders and any broker-dealer or agent regarding the sale of any common shares by the Selling Shareholders.

The Selling Shareholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the common shares covered by this prospectus may be “underwriters” under the Securities Act with respect to those common shares and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the Selling Shareholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of such common shares acquired as principal, may constitute underwriting discounts and commissions. If the Selling Shareholders are deemed to be underwriters, the Selling Shareholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

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The securities laws of some states may require the Selling Shareholders to sell the Common Shares covered by this prospectus in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify such shares of common shares for sale in those states unless an exemption from registration and qualification is available and the Selling Shareholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the Selling Shareholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of common shares to engage in market-making activities with respect to such common shares. All of the foregoing may affect the marketability of the common shares covered by this prospectus and the ability of any person to engage in market-making activities with respect to such shares.

If any Selling Shareholders notifies us that he has entered into any material arrangement with a broker-dealer for the sale of common shares covered by this prospectus through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

●	the number of common shares involved in the arrangement;

●	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase such common shares stock, as required;

●	the proposed selling price to the public;

●	any discount, commission or other underwriting compensation;

●	the place and time of delivery for the common shares being sold;

●	any discount, commission or concession allowed, reallowed or paid to any dealers; and

●	any other material terms of the distribution of the common shares.

In addition, if the Selling Shareholders notifies us that a donee, pledgee, transferee or other successor-in-interest of the Selling Shareholders intends to sell any shares of common stock covered by this prospectus, we will file an amendment to the registration statement of which this prospectus forms a part of or a supplement to this prospectus, if required.

Any common shares will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation

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LEGAL MATTERS

Certain matters as to the law of British Columbia, Canada will be passed upon for us by CC Corporate Counsel Professional Corporation. Certain matters as to U.S. federal law will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

Certain legal matters in connection with any future offering of securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2024 have been audited by Barzily and Co., CPA’s, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Audited financial statements of Core Gaming, Inc. from inception through December 31, 2024 and an audited balance sheet of Newbyera Technology Limited as of July 31, 2024 and December 31, 2023 incorporated in this prospectus by reference to our Form 6-K filed with the SEC on July 10, 2025 have been audited by Bush & Associates CPA LLC, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference. Such financial statements have been so incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada, Israel or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada, Israel or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Service of process upon directors and officers which reside in Israel may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our Israeli directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our Israeli directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Naschitz Brandes Amir and Co., our legal counsel in Israel that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non- appealable, provided that, among other things:

●	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

●	the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

●	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel

●	the judgment was obtained by fraud;

●	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

●	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

●	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may access the documents that we file with the SEC at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at coregaming.co. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement on Form F-3 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that are being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in prospectus. We have not authorized anyone else to provide you with different information.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” to the SEC that is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement or post-effective amendment:

●	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2024, filed with the SEC on April 21, 2025 (hereinafter referred to as the “Form 20-F”); and

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on January 21, 2025; February 26, 2025; March 27, 2025; July 10, 2025; August 15, 2025; August 29, 2025; and October 6, 2025.

●	the description of our securities registered under Section 12(b) of the Exchange Act contained in the Form 8-A, as filed with the SEC on September 24, 2020, including any amendment or report filed for the purpose of updating such description; and

●	any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

In addition, any reports on Form 6-K we submit to the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent Annual Reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC, or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Core Ai Holdings, Inc., Attn: Chief Financial Officer, 25 SE 2nd Ave. Ste 550 Miami, FL 33131; telephone: 514-500-1181. You may also obtain information about us by visiting our website at coregaming.co. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

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CORE AI HOLDINGS, INC.

1,969,444 Common Shares

3,975,000 Pre-Funded Warrants to Purchase Common Shares

3,975,000 Common Shares Underlying Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

June 10, 2026